Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 No. 333-277712, No. 333- 248960, and No. 333-206657) of Lindblad Expeditions Holdings, Inc.

(2) Registration Statement (Form S-8 No. 333-257719 and 333-288143) pertaining to the Lindblad Expeditions Holdings, Inc. 2021 Long-Term Incentive Plan, and

(3) Registration Statement (Form S-8 No. 333-212741) pertaining to the Lindblad Expeditions Holdings, Inc. 2016 CEO Share Allocation Plan;

of our reports dated February 26, 2026, with respect to the consolidated financial statements of Lindblad Expeditions Holdings, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Lindblad Expeditions Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Lindblad Expeditions Holdings, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Hartford, Connecticut

February 26, 2026